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                                                                   Exhibit 10.2

                                    AGREEMENT


        THIS AGREEMENT (this "AGREEMENT") is made and entered into as of ____________, 2000 (the "AMENDMENT DATE") by and between HA-LO INDUSTRIES, INC., a Delaware corporation ("HA-LO"), and LINDEN D. NELSON ("NELSON").

        WHEREAS, HA-LO and Nelson have previously entered into an Employment Agreement, dated as of January 3, 1997 (the "EMPLOYMENT AGREEMENT"); and

        WHEREAS, the parties wish to amend certain provisions of the Employment Agreement.

        NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

        1. DEFINED TERMS. Each of the above recitals are incorporated in the Amendment and are binding upon the parties hereof. Capitalized terms used herein shall have the meaning set forth in Employment Agreement unless otherwise defined herein.

        2. AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT. The Employment Agreement shall be amended as follows (and, with respect to such amendments, this Agreement may be referenced as Amendment No. 1 to Employment Agreement):

        (a) Effective January 1, 2001, Section 2 of the Employment Agreement shall be restated in its entirety as follows:

              "CONSULTING SERVICES. HA-LO hereby engages Nelson as a consultant to HA-LO, and Nelson hereby accepts such engagement as a consultant, all on the terms and conditions set forth herein. Effective January 1, 2001, the employer-employee status of Nelson and HA-LO, or any subsidiary of HA-LO shall cease and the sole relationship of HA-LO (and any of its subsidiar(ies) and Nelson shall be that of an independent contractor."

        (b) Section 3 of the Employment Agreement shall be restated in its entirety as follows:

              "TERM. Subject to the provisions for earlier termination hereinafter provided, the term of this Agreement shall continue through December 31, 2003 (the "Term")."

        (c) Section 4 of the Employment Agreement shall be restated in its entirety as follows:

              "DUTIES OF NELSON. Nelson shall perform such duties and consulting services commensurate with his experience as shall be assigned to him from time to time

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              by the Board of Directors of HA-LO. Nelson hereby acknowledges that he retains no actual or apparent authority to bind HA-LO or any of its subsidiaries except as expressly granted by HA-LO's Board of Directors. Notwithstanding the foregoing, HA-LO hereby permits Nelson to serve as the Chief Executive Officer of identify Licensing Management, LLC, a Delaware limited liability company (the "Joint Venture") formed in accordance with that certain Limited Liability Company Agreement between HA-LO and Ford Motor Company (the "LLC Agreement"), and his rendition of services to the Joint Venture shall not be a violation of Sections 8 or 9(i) of the Employment Agreement so long as such rendition is in compliance with the LLC Agreement."

        (d) Effective January 1, 2001, Section 5(a) of the Employment Agreement shall be restated in its entirety as follows:

              "(a) BASE REMUNERATION. HA-LO shall compensate Nelson at an annual rate of One Hundred Thousand Dollars ($100,000) per year, payable monthly, on the last day of each calendar month or upon such other frequency as the parties hereto shall agree ("Base Remuneration") while this Agreement is in effect."

        (e) Section 5(b) of the Employment Agreement shall be restated in its entirety as follows:

              "(b) ADDITIONAL OPTIONS. On or prior to the Amendment Date, Nelson shall receive, pursuant to the HA-LO Industries, Inc. 1997 Stock Plan (Amended and Restated) (or a successor or similar plan thereof) (the "Stock Plan"), options to purchase two hundred and fifty thousand (250,000) shares of the Common Stock of HA-LO. The exercise price of such options shall be equal to $3.00 per share of common stock. The options shall be fully vested upon grant. Subject to the terms of the Stock Plan, the options granted pursuant to this subparagraph (a) shall terminate ten (10) years from the date of grant. The options shall be non-transferable (other than by will or otherwise upon death). During Nelson's lifetime, the options may be exercised only by Nelson.

        (f) Section 5(c) of the Employment Agreement shall be deleted in its entirety.

        (g) The covenants set forth in Sections 8 (Non-Solicitation Covenant) and 9 (Non-Competition Covenant) of the Employment Agreement shall have no further application after December 31, 2003.

        (h) Except as otherwise provided herein, the terms and provisions of the Employment Agreement shall remain in full force and effect.

        3. BINDING AGREEMENT. This Agreement shall be binding upon the parties, their heirs, successors, personal representatives and assigns. HA-LO may assign this Agreement to any successor in interest to the business, or part thereof, of HA-LO. Nelson may not assign any of his obligations or duties hereunder.

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        4.    CONTROLLING LAW AND JURISDICTION. This Agreement shall be governed by and interpreted and construed according to the laws of the State of Illinois. Nelson hereby consents to the jurisdiction of the state and federal courts in Illinois in the event that any disputes arise under this Agreement.

        5. ENTIRE AGREEMENT. This Agreement, together with the Employment Agreement, contain the entire agreement of the parties hereto with regard to the subject matter hereof, and may not be changed orally, but only by an agreement in writing signed by the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



HA-LO INDUSTRIES, INC.


By:
   -----------------------------------------       -----------------------------
Its:                                               Linden D. Nelson
    ----------------------------------------





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